SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

OPPENHEIMER HOLDINGS INC.
(Exact name of Issuer as Specified in its Charter)

Ontario, Canada 98-0080034
(State or Other Jurisdiction of Incorporation or Organization) (I.R.S. EmployerIdentification No.)

P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8
(Address, including zip code, of registrant’s principal executive office)

OPPENHEIMER HOLDINGS INC.
1996 EQUITY INCENTIVE PLAN
(Full title of the plan)

Elaine K. Roberts
Oppenheimer Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8

Telephone (416) 322-1515
(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered (1) - Class A non-voting shares
Amount to be registered - 800,000
Proposed maximum offering price per share (1) - $24.01
Proposed maximum aggregate offering price - $19,208,000
Amount of registration fee (1) - $2,439.42

Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A non-voting shares on July 26, 2004 on The New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to additional Class A non-voting shares (the "Class A Shares") of Oppenheimer Holdings Inc. (formerly called Fahnestock Viner Holdings Inc.), an Ontario corporation (the "Company"), to be issued upon exercise of employee stock options granted pursuant to the Company’s 1996 Equity Incentive Plan, Amended and Restated as at May 17, 1999, as amended (the "Plan"). The contents of Registration Statement on Form S-8 (Registration No. 333-22485), Registration Statement on Form S-8 (Registration No. 333-53643), Registration Statement on Form S-8 (Registration No. 333-37158) and Registration Statement on Form S-8 (Registration No. 333-101897), which also relates to Class A Shares of the Company that have been or may be issued under the Plan), are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel

Certain legal matters relating to the Class A Shares that are the subject of this registration statement are being passed upon for the Company by Borden Ladner Gervais LLP. A. Winn Oughtred, a partner in Borden Ladner Gervais LLP, is a director and the secretary of the Company.

The consolidated financial statements of the Company for the year ended December 31, 2003, included in the Annual Report on Form 10-K for the year ended December 31, 2003 of the Company, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 8. Exhibits

All exhibits are filed herewith unless otherwise indicated. For a list of the exhibits required by this item, see the Exhibit Index immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of July, 2004.

OPPENHEIMER HOLDINGS INC.

(Registrant)

By:"E.K. Roberts"
E. K. Roberts,
President, Treasurer, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/ Title/ Date

"A.G. Lowenthal" ,
A. G. Lowenthal
Chairman of the Board, Chief Executive Officer, Director
July 27, 2004

"E.K. Roberts" ,
E. K. Roberts
President, Treasurer, Chief Financial Officer, Director
July 27, 2004

"A.W. Oughtred" ,
A. W. Oughtred
Secretary, Director
July 27, 2004

"J.L. Bitove" ,
J.L. Bitove
Director
July 27, 2004

"R. Crystal" ,
R. Crystal
Director
July 27, 2004

"K.W. McArthur",
K. W. McArthur
Director
July 27, 2004

"B. Winberg" ,
B. Winberg
Director
July 27, 2004

INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and are hereby incorporated herein by reference to the pertinent prior filing.

Sequentially

Exhibit No. Description of Exhibit Numbered Page

4(a) Articles of Incorporation, as amended, of Fahnestock Viner Holdings Inc. (previously filed as an exhibit to Forms 20-F for fiscal years ended December 31, 1986 and 1988)*

4(b) By-Laws, as amended (previously filed as an exhibit to Form 20-F for the fiscal year ended December 31, 1987)*

5 Opinion of Borden Ladner Gervais LLP regarding the legality of any original issuance of common stock being registered

10(c) Oppenheimer Holdings Inc. (formerly called Fahnestock Viner Holdings Inc.) 1996 Equity Incentive Plan, Amended and Restated as at May 17, 1999 together with Amendment No. 4 dated February 27, 2004

23(a) Consent of PricewaterhouseCoopers LLP

23(b) Consent of Borden Ladner Gervais LLP

(included in Exhibit 5)

24 Power of Attorney (included on the signature pages of this registration statement)